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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):              February 19, 1999



                         COAST HOTELS AND CASINOS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




         Nevada                    333-04356                 88-0345706
    (STATE OR OTHER             (COMMISSION FILE          (I.R.S. EMPLOYER
    JURISDICTION OF                 NUMBER)             IDENTIFICATION NO.)
     INCORPORATION)

                4500 West Tropicana Avenue, Las Vegas, Nevada 89103
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (702) 365-7000

                                 Not Applicable
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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ITEM 5.  OTHER EVENTS.

                  Pursuant to Securities and Exchange Commission Rule 135c, Coast Hotels and Casinos, Inc., a Nevada corporation (the "Company"), disclosed in an Offer to Purchase and Consent Solicitation Statement dated February 19, 1999 (the "Offer to Purchase") relating to its 13% First Mortgage Notes due 2002 (the "Existing Notes") that it intends to issue approximately $175 million aggregate principal amount of senior subordinated notes (the "New Notes"). The Offer to Purchase disclosed that a portion of the proceeds from the issuance of the New Notes will be used to refinance the Existing Notes and that the New Notes will be governed by the terms of a new indenture. The Offer to Purchase also disclosed that the New Notes will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements and that the Company has no arrangement with respect to the issuance of the New Notes.




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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               COAST HOTELS AND CASINOS, INC.,
                               a Nevada corporation



                               By: /s/ GAGE PARRISH
                                  ----------------------------------------------
                               Name:  Gage Parrish
                               Title: Vice President and Chief Financial Officer
February 26, 1999





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